UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

CARGO Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41859	84-4080422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Alameda De Las Pulgas Suite 350
San Mateo, California	94403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 379-6143

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CRGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, the Board of Directors (the “Board”) of CARGO Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved an increase in the number of authorized directors on the Board from six to seven and appointed Kapil Dhingra to the Board to fill the vacancy resulting from such increase. Dr. Dhingra was appointed as a Class II director with his term expiring at the 2025 annual meeting of stockholders or until his successor is elected and qualified or his earlier death, resignation, disqualification, retirement or removal.

Dr. Dhingra, age 64, currently serves as the Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra also currently serves on the boards of directors of LAVA Therapeutics B.V., where he has served as Chairman since 2021, Black Diamond Therapeutics, Inc., a Nasdaq-listed precision oncology medicine company since January 2021, Median Technologies Inc., since 2017, and Replimune Group, Inc., a Nasdaq-listed oncolytic immunotherapy company since August 2017. Dr. Dhingra previously served as a member of the boards of directors of Autolus Therapeutics plc, Five Prime Therapeutics Inc., until its acquisition by Amgen, Inc., Micromet, Inc., until its acquisition by Amgen, Inc., Advanced Accelerator Applications S.A., until its acquisition by Novartis AG, and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., each of which was a public company during Dr. Dhingra’s service as a director. From 1999 to 2008, Dr. Dhingra worked at F. Hoffmann-La Roche & Co. where he served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly & Co. where he served as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly & Co., Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra received his M.B.B.S. from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in Internal Medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in Hematology and Oncology at Emory University School of Medicine.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Dr. Dhingra will receive (i) a $40,000 annual retainer for his service on the Board, prorated for the remainder of 2024, and (ii) an initial option grant to purchase up to 50,000 shares of the Company’s common stock (the “Initial Grant”); provided that in the event the fair value of the Initial Grant exceeds $800,000, the number of shares subject to the Initial Grant shall automatically be reduced to the maximum number of shares that results in the Initial Grant having a grant date fair value of $800,000 or less, with the grant date fair value determined consistently with the Company’s financial statements. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, which was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) filed with the Securities and Exchange Commission on March 21, 2024.

Dr. Dhingra has no relationships requiring disclosure under Item 404(a) of Regulation S-K. Dr. Dhingra is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

In addition, Dr. Dhingra will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.18 to the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARGO THERAPEUTICS, INC.

Date: April 15, 2024	By:	/s/ Gina Chapman
Gina Chapman Chief Executive Officer